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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 19, 1999, with respect to the consolidated financial statements and schedules of The Seibels Bruce Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1998 into the Company's previously filed Registration Statements (File S-8 Nos. 333-14135, 333-15457, 2-70057, 2-83595,
      33-34973, 33-43618, 33-43601, and 2-48782).





      ARTHUR ANDERSEN LLP



      Columbia, South Carolina
      March 19, 1999







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